AMENDED AND RESTATED UNANIMOUS SHAREHOLDERS’ AGREEMENT made this 20th day of September, 2005

BETWEEN:

Solar Roofing Systems Inc., a corporation incorporated under the laws of the Province of Ontario (the “Corporation”)

-and-

Jim Chaney, of the State of Arizona;

William Chislett, of the Province of Ontario;

Paul Cowley, of the Province of Ontario;

Norman Dodd, of the Province of Ontario;

Howard Gomes, of the Province of Ontario;

Lois Holmes, of the Province of Ontario;

Krino Kafato, of the Province of Ontario;

Robert Kafato, of the Province of Ontario;

Keith Knights, of the Province of Ontario;

Heshmat Laaly, of the State of California; and

Raymond Laaly, of the Province of Manitoba;

Stanley Levy, of the State of Delaware;

Donald Rogers, of the Province of Ontario;

1594505 Ontario Inc., a corporation incorporated under the laws of the Province of Ontario;

Barnabus Energy, Inc., a corporation incorporated under the laws of the State of Nevada;

Jahangir Noorvash, of the State of California;

Sean Noorvash, of the State of California;

Bahram Raeen, of the State of California;

Craig Suarez, of the State of Florida;

Phil Kaszuba, of the Province of Ontario;

Craig Brown, of the Province of Ontario;

Allan Kling, of the Province of Ontario;

Margreg Ltd., a corporation incorporated under the laws of the Province of Ontario;

- and-

such other Persons who shall from time to time become a party to this Agreement in accordance with the terms hereof.

WHEREAS the authorized capital of the Corporation consists of an unlimited number of shares of one class designated as common shares;

AND WHEREAS on the date hereof there all of the issued and outstanding common shares are legally and beneficially owned by and recorded on the Corporation’s books as set out in Schedule “A” hereto;

AND WHEREAS the parties hereto desire to enter into this shareholders agreement to provide for certain rights in respect of the management of the Corporation, the acquisition of any shares that may be issued by the Corporation, the sale or transfer of any shares, and their rights and duties as shareholders thereof;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the presents and the mutual covenants and agreements herein contained the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this agreement, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

“Act” means the Business Corporations Act (Ontario).

“Affiliate” has the meaning ascribed to such term in the Act.

“Agreement” means this agreement and all schedules attached to this agreement, in each case as they may be supplemented or amended from time to time and the expressions “hereof, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this agreement, and “Article”, “Section” and “Subsection” mean and refer to the specified Article, Section and Subsection of this agreement.

“Approved Incentive Plan” means any incentive stock plan or other form of incentive compensation approved by the Board and Barnabus in writing.

“Arm’s Length” has the meaning attributed to that term for the purposes of the Income Tax Act (Canada).

“Articles” means the Articles of Incorporation of the Corporation as may be amended or restated from time to time.

“Assumption Agreement” means an agreement pursuant to which a party agrees to become a party to and be bound by the terms of this Agreement in form and substance satisfactory to the Corporation, acting reasonably.

“Barnabus” means Barnabus Energy, Inc. and any successor entity or permitted assignee.

“Board” means the board of directors of the Corporation.

“Business” has the meaning ascribed thereto in Section 2.1.

“Business Day” means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario.

“Business Plan” means for any financial year, the business, financial, operations and marketing plan for the Corporation and any Subsidiary over a 12 month or longer period of time as determined by the Board from time to time, including the capital and operating budgets and a capital expenditure plan indicating the nature and amount of capital expenditures proposed to be incurred in such financial year.

“By-Laws” means the by-laws of the Corporation from time to time in force and effect.

“Control” unless otherwise specified herein shall have the meaning ascribed thereto in the Act when the word “control” is used with reference to a corporation, and shall mean actual power or authority to manage and direct the affairs of, or ownership of more than 50% of the transferable beneficial interests in, a partnership, trust, syndicate or other entity when the word “control” is used with reference to a partnership, trust, syndicate or other entity. “Control Person” means with respect to any entity other than an individual, the individual who exercises Control over such entity, and “Control Persons” means the combination of Persons and/or other entities who together exercise Control over such entity.

“Corporation” means Solar Roofing Systems Inc. and shall include, for all purposes (unless the context otherwise reasonably excludes), any Subsidiaries of the Corporation, and, for greater certainty, a covenant by the Corporation to do or not do something shall be construed also as a covenant to cause its Subsidiaries to do that thing or covenant or covenant not to permit its Subsidiaries to do that thing, as the case may be.

“Event of Default” means any Shareholder being in material breach of the terms and conditions of this Agreement.

“Fully Diluted Basis” means at any time the sum of (x) the number of issued and outstanding Shares at such time, whether or not vested, plus (y) the total number of Shares, whether or not vested, issuable upon the exercise, exchange or conversion of all securities exercisable, convertible or exchangeable into Shares issued and outstanding at such time whether or not such Securities are exercisable, convertible or exchangeable at such time.

“Permitted Transferee” means, in respect of any Shareholder:

(a)

if the Shareholder is an individual, a Corporation which is not a non-Canadian within the meaning of the Investment Canada Act of which such Shareholder or the spouse and/or issue of such are the controlling registered and beneficial shareholders (as control is defined in the Income Tax Act (Canada));

(b)

if the Shareholder is an individual, a trust of which, such Shareholder or the spouse and/or issue of such Shareholder are the sole beneficiaries, provided that such trust is not a non-Canadian within the meaning of the Investment Canada Act;

(c)

if the Shareholder is an individual, the spouse or issue of that Shareholder provided such spouse or issue, as the case may be, is then sui juris and not then a non-Canadian within the meaning of the Income Tax Act (Canada);

(d)	if the Shareholder is an individual, where the context permits, upon the death of such Shareholder, his or her legal personal representatives; or
(e)

if the Shareholder is a corporation, any Person who is the controlling registered and beneficial shareholder of such corporation or is an affiliate (as that term is defined in the Act) of such beneficial shareholder, directly or indirectly.

Provided that in each case the Permitted Transferree has agreed in writing to the terms and conditions of this Agreement.

“Person” or “Persons” means an individual, partnership, corporation, trust, unincorporated association, joint venture, governmental agency or other entity.

“Qualified Public Offering” means the Corporation’s first closing of a public offering pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, or a prospectus under the securities legislation of any province of Canada, in either case covering the offering and sales of Shares for the account of the Corporation where (i) the aggregate gross net proceeds attributable to sales for the account of the Corporation after deducting underwriters’ discounts and commissions in such public offering equal or exceed 4 times the price set forth in the Securities Purchase Agreement of even date herewith,(ii) the valuation of the Corporation represented by the price per share for which Shares are sold in such public offering is not less than $20,000,000; and (iii) after giving effect to which the Shares are listed for trading on a securities exchange approved by Barnabus.

“Sale of the Corporation” means any of the following: (a) a merger or consolidation of the Corporation into or with any other Person or Persons, or a Transfer of issued and outstanding Shares in a single transaction or a series of transactions, in which in any case the Shareholders immediately prior to such merger, consolidation, sale, exchange, conveyance or other disposition or first of such series of transactions possess less than a majority of the voting power of the Corporation’s or any successor entity’s issued and outstanding securities immediately after such transaction or series of such transactions (provided that a Qualified Public Offering shall not be a “Sale of the Corporation”); or (b) a single transaction or series of transactions, pursuant to which a Person or Persons acquire all or substantially all of the Corporation’s assets determined on a consolidated basis; provided that an exercise by the holder of the Warrant shall not be deemed to be a Sale of the Corporation.

“Share” or “Shares” means the common shares in the capital of the Corporation and includes any shares which result from a conversion, consolidation, subdivision, reclassification or redesignation of such shares, any shares or securities which are received in respect of the Shares as a stock dividend or distribution payable in shares or securities of the Corporation and any shares or securities which may be received in respect of the Shares by the parties hereto or bound hereby as a result of an amalgamation, merger, arrangement or other reorganization of or including the Corporation.

“Shareholder” means a party to this Agreement that is a holder of a Share or Shares at the time the term is being applied, and any Person that from time to time may agree to be bound by the terms of this Agreement by executing an Assumption Agreement and that is a holder of a Share or Shares at the time the term is being applied; and “Shareholders” means any or all of those Persons each of which is a Shareholder for purposes of this Agreement at the time the term is being applied.

“Special Majority” means, at any time, the then holders of at least 80% of the Shares then outstanding at any time, which approval must include the affirmative vote of Barnabus, to be effective.

“Subsidiary” means any corporation controlled, directly or indirectly, by the Corporation.

“Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant or security interest or other arrangement or combination thereof by which possession, legal title or beneficial ownership passes, directly or indirectly, from one party or entity to another, or to the same party or entity in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing; and the words “Transferred”, “Transferring” and similar words have corresponding meanings.

“Warrant” means the common share purchase warrant of even date herewith issued by the Company to Barnabus, a copy of which is attached hereto as Schedule B.

1.2	Conflict

The Shareholders acknowledge and agree that as of the date hereof conflicts may exist between this Agreement and the Articles and By-laws. Except as expressly otherwise provided herein, in the event of conflict between the provisions of this Agreement and the Articles and By-laws or any resolutions of the Board, or Shareholders, the provisions of this Agreement shall govern and each of the Shareholders covenants and agrees that it shall vote its Shares so as to cause the Articles, By-laws and/or resolutions to be amended to resolve any conflict in favour of this Agreement so that this Agreement shall at all times prevail.

1.3	Time of the Essence

Time shall be strictly of the essence of this Agreement.

1.4	Currency

All references to dollars in this Agreement shall, unless otherwise provided, be to Canadian dollars.

1.5	Applicable Law

This Agreement shall be deemed to be an agreement made in and shall be performed, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.6	Headings

The headings and marginal descriptions of all Sections and parts of this Agreement are inserted for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or of any part thereof.

1.7	Accounting Principles

References in this Agreement to generally accepted accounting principles shall be deemed to be generally accepted accounting principles in Canada applicable as of the date on which such calculation is made or required to be made in accordance with such generally accepted accounting principles.

1.8	Gender, Etc.

In construing this Agreement, words in the singular shall include the plural and vice-versa and words importing the neuter shall include the masculine and the feminine and vice-versa, and words importing Persons or individuals shall include corporations and vice-versa. Words such as “hereunder”, “hereto”, “hereof, and “herein”, and other words commencing with “here” shall, unless the context clearly indicate to the contrary, refer to the whole of this Agreement and not to any particular Section or part thereof.

1.9	Severability

If any Section, Subsection or part thereof of this Agreement or application of such provision to any Person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

1.10	Unanimous Shareholders Agreement

This is a unanimous shareholder agreement within the meaning of the Act as presently in force.

1.11	Schedules

The following are the schedules attached hereto which shall be deemed to be a part of this Agreement and are incorporated herein by this reference:

Schedule “A” -	Securities of the Corporation
Schedule “B” -	Warrant

ARTICLE 2

THE CORPORATION

2.1	Business of the Corporation

The business of the Corporation and each Subsidiary shall consist of the business of manufacturing, marketing and selling photo-voltaic roofing materials and matters ancillary thereto and such other business as the Board of the Corporation may from time to time determine (the “Business”). The Business shall be carried on at all times so as to implement to the fullest extent possible the annual Business Plan from time to time.

2.2    Board of Directors of the Corporation

(a)

Number and Representation of the Corporation. The Board shall initially consist of no more than 5 members who shall be nominated and elected in accordance herewith. The Shareholders hereby agree that each of them shall, to the extent the Shares held by them entitle them to vote, vote their Shares at a meeting duly called for such purpose or by an instrument in writing with the like effect so as to cause the Board to consist of (i) the Chief Executive Officer of the Corporation from time to time (initially, Norman Dodd, but only, for greater certainty, for so long as he continues to be either the Chief Executive Officer of the Corporation or the holder of at least 10% of the issued and outstanding Shares) and (ii) two duly qualified individuals nominated by a majority of the Shareholders who shall initially be Donald Rogers and Jim Chaney and (iii) one director nominated by Barnabus, who shall initially be David Saltman (the “Investor Director”) and (iv) independent director who shall be agreed to and nominated by the Board and Barnabus. The Shareholders shall ensure that sufficient nominees as directors shall be Canadian citizens so as to allow the Corporation to maintain its status as a Canadian controlled private corporation (as that term is defined in the Income Tax Act (Canada). A sufficient number of nominees shall be resident Canadians for the purposes of the residency requirements in the Act. The board of directors of any Subsidiary shall consist of such directors as may be determined by the Board. Any committee of the Board of Directors shall include the Barnabus nominee as a member.

(b)

Entitlement to Vote. Notwithstanding anything to the contrary herein contained, if an Event of Default occurs with respect to any Shareholder (the “Defaulting Shareholder”), from and after the occurrence of such Event of Default, the Defaulting Shareholder shall not be entitled to vote its Shares or to notice of meetings of Shareholders and, where a vote of the Shareholders is required, the other Shareholders who are not Defaulting Shareholders shall be deemed to own all of the Shares of the Corporation, provided that if such Event of Default is subsequently remedied, such Defaulting Shareholder shall again be entitled to vote its Shares and to notice of meetings of Shareholders. In addition, the Defaulting Shareholder hereby irrevocably gives its proxy to the Chief Executive Officer of the Corporation (or failing him, any other officer of the Corporation designated by it) to vote its Shares in any matter that he shall determine and hereby appoints the Chief Executive Officer of the Corporation (or failing him, any other officer of the Corporation designated by it) as its attorney in accordance with the Substitute Decisions Act (Ontario) to execute all necessary documents on behalf of the Defaulting Shareholder to give effect to such proxy.

(c)

Removal of Directors and Filling of Vacancies on the Board. A majority of shareholders at a duly constituted meeting of such Shareholders shall be entitled at any time to require the removal of any director provided however that Barnabus Director may only be removed with the approval of Barnabus. If a director ceases to be a director for any reason, the Shareholders shall fill the vacancy thereby created by appointing, by a vote of the majority of the Shareholders, as soon as reasonably possible, an individual to fill such position, subject to Subsection 2.2 (a) above.

(d)

Quorum and Voting. A quorum for a meeting of the Board shall be a majority of the directors. The Board shall use its best efforts to establish a schedule of meetings in advance so as to meet the timetables of the members of the Board. Except as otherwise herein provided, decisions of the Board shall be effective only if approved by a majority of the votes cast at a meeting of the Directors or by written resolution signed by all of the Directors. For greater certainty, the chairman of the meeting shall not be entitled to a second or deciding vote. No resolution with respect to any matter may be put to any meeting of the Board unless the notice of the meeting contains reasonable detail of the matter or unless all of the Directors either are present and do not object to the matter being put to the meeting or otherwise waive the provisions of this Subsection.

(e)

Meetings of the Board. The Board shall meet at least every three months. Notice of meetings of the Board shall be given not less than ten Business Days prior to the date scheduled for the meeting, unless all the directors approve otherwise. Directors will be reimbursed for their reasonable out-of-pocket costs incurred in connection with attendance at meetings of each Board and any committees thereof. Notwithstanding the provisions of Subsection 2.2(d), if proper notice of a meeting of the Board, specifying the business to be transacted at the meeting, is given and a quorum of directors is not present, then a meeting of the Board may thereafter be held on 48 hours written notice of the second meeting to transact the business set forth in the original notice and, subject to the provisions of applicable corporate law and notwithstanding any other provisions of this Agreement, any members of the Board present at that meeting shall constitute a quorum for the transaction of the business set out in the original notice in respect of that meeting and such business may be transacted by majority vote of those Directors in attendance at the meeting.

(f)

Remote Participation. A director may participate in a meeting of directors or of a committee of directors by means of telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A director participating in a meeting by such means shall be deemed to be in attendance at that meeting.

(g)

Investor Representative. The Corporation shall invite Barnabus to send a representative designated by Barnabus to attend in a non-voting observer capacity all meetings of the Board, and, in this respect shall give Barnabus’ representative copies of all notices, minutes, consents and other material that it provides to its directors; provided, however, that the Corporation reserves the right to exclude the Barnabus representative from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. Barnabus’ representative may participate in discussions of matters brought to the Board.

(h)

The Corporation will promptly notify Barnabus in writing of the occurrence of any material default or event of default or if any Person shall give any notice or take any other significant action in respect of a claimed material default or event of default under any material agreement to which the Corporation is a party.

2.3	Officers

The Chairman and the President and other senior officers of the Corporation shall be those individuals designated from time to time by the Board and shall report directly to the Board. The Chairman of the Board shall initially be Norman Dodd. The President shall initially be Donald Rogers. The Secretary of the Corporation shall initially be Craig Brown. If at any time an officer of the Corporation is unable for any reason to fulfil his responsibilities to the Corporation, the Board may replace such officer during the period of such inability.

2.4	Meetings of Shareholders

The quorum for the transaction of business at any meeting of the Shareholders shall be two Persons present in Person or by proxy holding over 50% of the Shares entitled to vote at the meeting provided however where the vote of Barnabus is required, then Barnabus must be present in person or proxy for there to be a quorum. No meeting shall continue with the transaction of business unless the foregoing provisions are complied with. But for those matters requiring a Special Majority as set out herein, all questions before the Shareholders shall be decided by a majority of those voting. The chairman of the meeting of the Shareholders will not have a second or deciding vote. If proper notice of a meeting of the Shareholders is given and a quorum of Shareholders is not present then a meeting of the Shareholders may thereafter be held on 48 hours written notice of the second meeting to transact the business set forth in the original notice and, subject to the by-laws and applicable corporate law any Shareholders present at that meeting shall constitute a quorum for the transaction of the business set out in the original notice in respect of that meeting and such business may be transacted by a majority of voting Shares of Shareholders in attendance at the meeting, with the exception of those matters requiring a Special Majority as set out herein.

2.5	Shareholder Action

Each of the Shareholders covenants and agrees that he shall vote or cause to be voted the Shares owned by him to accomplish and give effect to the terms and conditions of this Agreement and act in all other respects in connection with the corporate proceedings of the Corporation so as to ensure that the provisions of this Agreement are complied with.

2.6	Covenants by the Corporation

The Corporation consents to the terms of this Agreement and hereby covenants with each of the Shareholders that it will at all times during the term of this Agreement be governed by the terms and provisions hereof in carrying on its business and affairs and shall duly comply with, perform or otherwise satisfy all representations, warranties, covenants and agreements contained in this Agreement on its part to be complied with, performed or otherwise satisfied. Each of the Shareholders shall vote or cause to be voted their respective Shares to cause the Corporation to fulfil its foregoing covenant.

2.7	Indemnity

Subject to applicable law, the Corporation hereby agrees to indemnify each director and officer of the Corporation and his heirs and legal representatives against all costs, charges and expenses reasonably incurred by him, including an amount paid to defend or settle an action or satisfy a judgment in respect of any civil, criminal or administrative proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or any of its Subsidiaries, whether before or after such director or officer ceased to be a director or officer, provided that (i) he acted honestly and in good faith with a view to the best interest of the Corporation; and (ii) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Corporation shall execute from time to time an indemnity agreement in favour of each director and officer of the Corporation and his heirs and legal representatives to give full effect to the foregoing. The Corporation agrees that it shall obtain as soon as may be practicable and maintain directors and officers’ liability insurance , having due regard to the cost of such insurance and the profitability of the Corporation.

2.8	Bank Accounts and Execution of Documents

The Corporation shall maintain bank accounts at such bank or trust company as the Board shall from time to time determine. All bank accounts shall be kept in the name of the Corporation and all cheques, bills, notes, drafts, agreements or other instruments shall require the signatures of two directors, or such directors or officers of the Corporation or other persons as the Board shall from time to time determine by way or written resolution. Until otherwise determined by the Board all cheques, bills, notes, drafts or other banking instruments (collectively, the “Instruments”) shall require the signatures of any two of the Chairman, the Chief Executive Officer, the President, the Secretary or a vice president, or such other individual that has been given such authority in writing by the Board, (collectively, the “Signing Officers”). (For clarity, a Signing Officer holding more than one of the above designated positions may only provide one signature in relation to any cheques, bills, notes, drafts, agreements or other instruments, and the signature of another Signing Officer shall be required to meet the terms of this provision.) Notwithstanding the foregoing, in exceptional circumstances of need, an Instrument may be signed by any one of the Signing Officers, provided that written notice of the fact of and the reason for such exceptional signature shall be provided within five (5) Business Days of the execution of such Instrument to each of the other Signing Officers and such Signing Officers each acknowledge in writing their receipt of such notice. Notwithstanding anything to the contrary herein, no Signing Officer may sign any cheque payable to him.

ARTICLE 3

SPECIAL APPROVALS AND FURTHER FINANCING

3.1	Required Approvals by Holders of Shares

In addition to any vote or consent which may be required by the Articles, any statute or other law to the contrary, none of the following matters shall be undertaken or effected by the Corporation, any Shareholders or any Subsidiary without the written approval of a Special Majority, evidenced by a resolution passed by such holders at a duly constituted meeting or by an instrument or instruments in writing signed by a Special Majority, and the Corporation covenants to obtain such approval prior to completing any of the following:

(a)

the borrowing of any money or guaranteeing any obligation on a secured or unsecured basis, other than an operating line of credit in the ordinary course with a Canadian chartered bank not to exceed $100,000 in principal amount;

(b)

the issue, transfer, purchase or redemption of any Shares, other securities, securities convertible or exchangeable into Shares or the granting of options or other rights to purchase, acquire or receive any such Shares or securities, other than as expressly provided in this Agreement (except for the issuance of the Warrant to Barnabus) or as set forth in an Approved Incentive Plan, so long as the aggregate options under such plan do not exceed options to purchase 1,504,065 Shares;

(c)	amend, modify or repeal the Articles or By-laws, or make any change to the Business;

(d)

engage in any transaction outside the normal course of business of the Corporation, including, without limitation, acquiring or establishing any new business or going concern or terminating any part of the Business;

(e)

the taking or institution of any proceedings for the winding up, reorganization, liquidation or dissolution of the Corporation or any of its affiliates (as that term is defined in the Act) or the making of an assignment for the benefit of any creditors of the Corporation or any of its affiliates (as that term is defined in the Act) or the consenting to the appointment of a receiver, receiver manager, monitor or other Person acting in a similar capacity by any secured creditor of the Corporation or of any of its affiliates (as that term is defined in the Act);

(f)

the sale, lease, license, exchange or other disposition of all or substantially all of the assets of any Subsidiary or any sale, lease, license, exchange, abandonment, or other disposition of any such assets out of the ordinary course of business or any material assets, in each case, whether through a sale, merger, recapitalization or other transaction or device;

(g)	a Sale of the Corporation;

(h)

the declaration, payment or setting aside for payment of any dividend, the distribution of any surplus or earnings, the return of any capital, the repayment or retirement of any indebtedness of the Corporation to any shareholder thereof or any Person not at Arm’s Length with the Corporation, or any other payment or distribution of assets of the Corporation to any shareholder or any Person not at Arm’s Length with the Corporation; or

(i)

the payment of any advance, salary, bonus, consulting fee, management fee, incentive compensation or bonus or other payment to or the entering into of any transaction or arrangement (whether by way of loan, financial assistance or otherwise) with any director, former director, officer, shareholder, employee or affiliate (as that term is defined in the Act) (excluding the market value of goods sold or services provided in the ordinary course of business) of the Corporation or any Subsidiary or to any Person related by blood, adoption or marriage to any of the foregoing or to any corporation not dealing at Arm’s Length with any such Person or the creation of any agreement which would obligate the Corporation or any Subsidiary to make any such payment, except to the extent that such fees, bonuses or other payments constitute normal remuneration payable to bona fide employees of the Corporation or any Subsidiary and have been specifically approved by the Board as part of the approval process for the annual Business Plan; or

(j)

Authorize the Corporation to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or assets or the rendering or accepting or any service with or to any Affiliate of the Corporation, or to amend any agreement between the Corporation and such Affiliates, or waive any substantial right of the Corporation thereunder; or

(k)	Engage or terminate the employment of any senior management employee, or increase the compensation or benefits of any senior management employee, except on terms approved by the Board;

(l)

Authorize or effect, or permit any Subsidiary to authorize or effect any of the following: (i) the organization of any new or indirect subsidiaries, joint ventures, partnerships or similar arrangements or the material amendment or modification of any joint venture or partnership agreement to which the Corporation or any Subsidiary is a party; or (ii) the investment in any Person, including without limitation becoming a general or limited partner of a partnership or a member of a limited liability company; or

(m)	Increase the number, class or the rights of the Shares reserved for issuance under the Approved Incentive Plan.

3.2	Additional Capital

The decision to raise further debt or equity funding for the Corporation shall be a decision of the Board, subject to any approvals contemplated by Section 3.1 above. No Shareholder shall be required to guarantee or otherwise secure any borrowing of the Corporation. The Corporation shall exercise its best efforts to satisfy or secure all requirements for additional capital by way of debt financing from institutional or quasi-institutional lenders on commercially reasonable terms. To the extent the Corporation is unable to so satisfy its requirements for additional debt financing from time to time then the Shareholders shall have the first right to provide such additional debt financing and the Board shall invoke a process similar in all material respects to the pre-emptive rights provisions of Section 5.1 below, mutatis mutandis, in order to secure such debt financing on commercially reasonable terms. In the event that the whole of such debt financing is not taken up pursuant to such pre-emptive process then the Corporation may look to outside sources on such commercially reasonable terms as it may consider necessary or advisable or may then invoke the provisions of Section 5.1 in order to raise equity or debt.

ARTICLE 4

FINANCIAL ACCOUNTING PRACTICES

4.1	Financial Information
(a)

The Corporation shall deliver to each Shareholder within 90 days of the financial year end of the Corporation one copy of its unaudited (or audited if required by Barnabus) annual financial statements, which shall be prepared by independent accountants of the Corporation, qualified and entitled to carry on in Canada the practice of public accounting, including the balance sheet and statements of income, retained earnings and changes in financial position, together with all supporting schedules.

(b)

The Corporation shall furnish to the members of the Board, for Board approval, and to each Shareholder at least 30 days prior to the end of each financial year, the annual Business Plan for the next financial year, which shall consist of a detailed capital and operating budget for such financial year providing information supplementary to and consistent with the annual Business Plan.

(c)	The Corporation shall provide to the Shareholders within 30 days of the end of each financial quarter the consolidated quarterly unaudited financial statements.
4.2	Access to Books

The Corporation shall maintain and cause the Corporation and each of its Subsidiaries to maintain accurate and complete books and records of all transactions, receipts, expenses, assets and liabilities of the Corporation and each such Subsidiary in accordance with generally accepted accounting principles, consistently applied as approved and adopted by the Board. Each Shareholder (so long as it and/or its Permitted Transferees continues to own Shares), at its expense unless otherwise agreed by the parties hereto, shall be entitled to appoint a representative to review, at any time during normal business hours, upon reasonable notice, all books, documents and records of the Corporation, and shall be entitled to make copies thereof. Notwithstanding the foregoing, all financial information of the Corporation shall constitute confidential information and shall not be disclosed by any Shareholder to any Person who is not a director or Shareholder without the prior written consent of the Board.

4.3	Business Plan

Management of the Corporation shall annually prepare a Business Plan and submit it to the Board at least 30 days in advance of the meeting of the Board preceding the commencement of each fiscal year. Each annual Business Plan and any variations thereof must be approved by the Board and Barnabus and circulated to all Shareholders for informational purposes only. The Business Plan shall provide, among other things, that a component of net earnings in each year shall be designated as a pool from which the Board or a compensation committee duly constituted and mandated by the Board shall have the authority to allocate and pay performance-based bonuses. The Business Plan shall contain guidelines to be followed for determining the merit and quantum of individual bonus payments.

4.4	Auditors

Such firm of independent chartered accountants as the Board may appoint from time to time shall be the auditors of the Corporation, which shall be reasonably acceptable to Barnabus.

4.5	Electronic Documents

All documents to be delivered pursuant to this Article may, where possible, be delivered by electronic document, being any form of representation of information or of concepts fixed in any medium in or by electronic, optical or other similar means that can be read or perceived by a natural person.

4.6	Access by Barnabus.

Upon Barnabus’ request, the Corporation will furnish such information regarding the business, affairs, prospects and financial condition of the Corporation as Barnabus may reasonably request. The Corporation shall permit Barnabus or any of its officers, employees or designated representatives, at their respective cost, to examine and inspect the books and records of the Corporation (and to make copies thereof and extracts therefrom), and to consult with and advise management of the Corporation on the significant business issues of the Corporation, all at such reasonable times and intervals as Barnabus may reasonably request so long as any such discussions do not unreasonably interfere with the performance of such officers’ duties.

4.7	Notice of Default

The Corporation will promptly notify Barnabus in writing of the occurrence of any material default or event of default or if any Person shall give any notice or take any other significant action in respect of a claimed material default or event of default under any material agreement to which the Corporation is a party.

ARTICLE 5

ANTI DILUTION

5.1	Pre-emptive Rights
(a)

Each additional issue by the Corporation of (i) any Shares; (ii) any other equity securities of the Corporation (including, without limitation; (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Corporation; or (iv) any debt securities convertible into securities of the Corporation (other than Excluded Issues (as defined below)) (herein collectively called the “Offered Securities”) shall be offered to the holders of the Shares (the “Offerees”), on the same terms and conditions at which the securities are to be offered. Each Offeree shall be offered the same percentage of the Offered Securities as the number of Shares then held by such Offeree represents as a percentage of the number of Shares then issued and outstanding (the “Proportionate Percentage”).

“Excluded Issues” shall mean (i) securities issued in connection with an acquisition for fair market value approved by the Board and a Special Majority, as determined by the Board in good faith, (ii) any other issuance of securities approved by the Board and a Special Majority, (iii) any securities acquired by Barnabus pursuant to the Warrant or otherwise; or (iv) any securities pursuant to an Approved Incentive Plan.

(b)	Each such offer shall be made in writing by the Secretary of the Corporation and shall specify:

(i)	the number of the Offered Securities which each Offeree is entitled to subscribe for,
(ii)	the price per Offered Security,
(iii)

that if the offer is not accepted by the Offeree in writing and payment for the lesser of the number of Offered Securities subscribed for by such Offeree or the Offeree’s Proportionate Percentage of the Offered Securities within 30 days after the offer is not made it will be deemed to have been declined, and

(iv)

that any Offeree who desires to subscribe for a number of Offered Securities that is less than or greater than its Proportionate Percentage shall, in its subscription, specify the number of Offered Securities it desires to purchase.

(c)

If any one or more of the Offerees does not subscribe for its Proportionate Percentage of the Offered Securities and tender payment therefor within the prescribed period, the unsubscribed or unpaid for Offered Securities shall be used to satisfy the subscriptions of Offerees for Offered Securities in excess of their Proportionate Percentage.

(d)

If there are more excess subscriptions than unsubscribed for Offered Securities, the unsubscribed for Offered Securities shall be divided pro rata among the Offerees desiring Offered Securities in excess of their Proportionate Percentage as follows: each Offeree that desires Offered Securities in excess of its Proportionate Percentage shall be entitled to subscribe for that percentage of such unsubscribed for Offered Securities in the same percentage as the number of Shares then held by such Offeree represents as a percentage of the number of Shares then held by all Offerees desiring to subscribe for Offered Securities in excess of its Proportionate Percentage.

(e)

No Offeree shall be bound to take any Offered Securities in excess of the amount it has subscribed for. An Offeree which has subscribed for Offered Securities in excess of its Proportionate Percentage and has been allocated Offered Securities in excess of its Proportionate Percentage shall tender payment for such excess Offered Securities to the Secretary within 10 days of receiving notice from the Secretary of the number of such excess Offered Securities allocated to it.

(f)

If the Offered Securities shall not be capable, without division into fractions, of being offered to or divided among the Offerees in the proportions above mentioned, the same shall be offered to or divided among the Offerees as nearly as may be to such proportions.

(g)

If all or any of the Offered Securities of any proposed issue are not subscribed for and taken up and paid for within the applicable time period the Corporation may, during the period of ninety (90) days after the expiry of such time period, accept any offer for all or any of the Offered Securities not taken up by the Offerees to Persons not then Offerees, provided that the price and other terms at which Offered Securities may be allotted and issued to such Person or Persons may not be more favourable to such Person or Persons than the terms offered to the Offerees and provided further that each such Person shall enter into an Assumption Agreement. Any Offered Securities not acquired by the Offeree or other Person in accordance with this Section may not be issued, sold or exchanged until they are again offered to the Offerees under this Section.

(h)

Notwithstanding the foregoing, no Shareholder shall have any rights under this Section 5.1, if at any time such Shareholder shall own or control less than 10% of its level of its holdings of Shares on the date hereof.

ARTICLE 6

TRANSFER OF SHARES

6.1	Restriction on Transfer
(a)

Subject to Article V, neither the Shares nor any interest therein shall be Transferred by any Shareholder except as expressly required or permitted pursuant to the provisions of this Agreement and approved by the Board, which approval must include the Barnabus nominee to the Board. For greater certainty the definition of “Transfer” includes any assignment, mortgage, charge, pledge, encumbrance or other security interest.

(b)

In the event that any Shareholder shall at any time Transfer any Shares held by him in violation of the provisions hereof, then the other parties hereto shall, in addition to any other rights and remedies they may have in law and in equity, be entitled to an order restraining and enjoining such transaction and the offending Shareholder shall not plead in defence thereto that there would be an adequate remedy at law, it being recognized and agreed that the injury and damage resulting from such violation would be impossible to measure monetarily.

(c)

Notwithstanding anything herein contained, every transfer of all or a portion of the Shares held by a Shareholder, and any issue of Shares by the Corporation, in addition to the requirements of the Articles, shall be subject to the condition that the proposed transferee, or holder, if not already bound by this Agreement or another agreement in form satisfactory to a Special Majority, shall first enter into an Assumption Agreement. For greater certainty, but without limiting the foregoing, each of the Shareholders shall be bound by the provisions of this Agreement in respect of any Shares which may be acquired by such Shareholder after the date hereof in accordance with the provisions of this Agreement and any convertible securities.

6.2	Transfers to Permitted Transferees

Notwithstanding the provisions of Section 6.1, any Shareholder may at any time and from time to time Transfer any of its Shares to a Permitted Transferee of that Shareholder provided that (i) prior to the time of that Transfer, the transferring Shareholder notifies the other parties hereto, and the Permitted Transferee agrees with the other parties to this Agreement to be bound by its terms as if the Permitted Transferee had entered into this Agreement in the place and stead of that Shareholder, by means of executing an Assumption Agreement; (ii) the Permitted Transferee agrees to remain a Permitted Transferee of the Shareholder from whom such shares were acquired for so long as the Permitted Transferee is a registered and beneficial owner of any Shares of the Corporation; and (iii) the other Shareholders receive in form and substance satisfactory to them, acting reasonably, evidence that the Permitted Transferee is a Permitted Transferee of the Shareholder from whom Shares of the Corporation are to be acquired and that the agreements referred to above, are legal, valid and binding obligations of the Permitted Transferee. Notwithstanding the provisions of Section 6.3, any Shareholder which transfers Shares to a Permitted Transferee shall be at all times thereafter jointly and severally liable with the Permitted Transferee for the observance and performance of the covenants and obligations of the Permitted Transferee under this Agreement following that transfer, and the disposing Shareholder agrees to unconditionally overwrite to the other parties to this Agreement the due performance by the’ Permitted Transferee of all obligations imposed on such Permitted Transferee under this Agreement.

If Shares of the Corporation are transferred by a Shareholder to one or more Permitted Transferee(s), such Permitted Transferee(s) together with the Shareholder (should such Shareholder retain any Shares of the Corporation), acting unanimously, shall be entitled to exercise all rights of such Shareholder hereunder.

6.3	No Registration or Transfer Unless Transferee is Bound

Subject to the terms hereof, if, pursuant to any provision of this Agreement, a Shareholder purports to Transfer any of its Shares to any other Person, no Transfer of those Shares shall be made nor shall be effective and no application shall be made to the Corporation or to the Corporation’s transfer agent to register the Transfer, and the Corporation shall not register the Transfer, on the securities register of the Corporation until, in the case of a Transfer contemplated by Section 6.2, the documentation referred to in that Section has been delivered, and, in the case of any other Transfer, the proposed transferee becomes subject to all of the obligations of the Transferor under this Agreement (in which case the proposed transferee shall become entitled to exercise all the rights of the transferor under this Agreement) and the proposed transferee and its Control Person(s) agree to be bound by all of its provisions as if the proposed transferee and the Control Person(s) were original signatories by executing an Assumption Agreement.

6.4	Notation on Share Certificates

All share certificates representing Shares shall have the following statement conspicuously noted thereon:

“There are restrictions on the right to transfer the shares represented by this certificate. In addition, the shares are subject to a Unanimous Shareholders Agreement and may not be pledged, sold or otherwise referred except in accordance with the provisions of that Agreement.”

All certificates representing securities issued by the Corporation which are convertible into Shares or evidencing a right to acquire Shares shall contain a statement substantially to the same effect.

6.5	Consent to Transfer Required by Constating Documents

The execution of this Agreement by a Shareholder shall constitute the prior written consent of such Shareholder to any transfer of Shares effected in accordance with the provisions of this Agreement provided, however, that each Shareholder agrees to affirm such consent with respect to any particular transaction at any meeting of Shareholders or by a further written instrument if so requested by the Secretary of the Corporation.

ARTICLE 7

BUY/SELL PROVISIONS

7.1	First Right of Refusal

Subject to Section 7.7, any Shareholder (the “Selling Shareholder”) may at any time provide a written notice (the “Offer Notice”) to the Corporation stating to the effect that the Selling Shareholder wishes to sell any or all of his Shares in accordance with this Section. An Offer Notice shall set forth therein the following:

(a)	the number of Shares that the Selling Shareholder then owns and the number of shares that it is offering for sale;
(b)

the price per Share (the “Share Offer Price”) which the Selling Shareholder wishes to receive for his Shares. If at any time after the date of the Offer Notice a dividend shall be declared on the Shares which is payable of record to the Selling Shareholder, then thereupon the Share Offer Price shall be deemed to have been reduced by an amount equal to the amount or value of the dividend so declared, calculated on a per Share basis, except to the extent that the Offer Notice otherwise provides; and

(c)

if the Selling Shareholder has within the 180 days preceding the date of the Offer Notice engaged in any negotiation for a sale of Shares, a reasonable summary of the material terms of such negotiations, including the names and addresses of the prospective purchasers with whom such negotiations were conducted and the prices and terms of payment (i) offered by the Selling Shareholder and (ii) offered by or on behalf of such prospective purchasers, and including a copy of any written offers for Shares received by the Selling Shareholder during that period and the material terms of any oral offers received by the Selling Shareholder, all to the extent not known to the Corporation.

7.2          The Offer Notice shall be deemed to constitute an irrevocable offer by the Selling Shareholder to sell to the Corporation in the aggregate that number of the Shares owned by the Selling Shareholder stated in the Offer Notice to be for sale for a price per Share equal to the Share Offer Price. The Offer so made to the Corporation may be accepted by the Corporation by notice in writing (an “Acceptance Notice”) given to the Selling Shareholder during the 15 days next following the date of the Corporation’s receipt of the Offer Notice.

The last day of the said period of 15 days is hereinafter referred to as the “Expiry Date”. If such Offer is accepted then the closing of such purchase shall take place on or before the 20th day following such acceptance.

7.3          In the event the Corporation does not provide an Acceptance Notice to the Selling Shareholder on or before the Expiry Date for all of the Offered Shares, then the Corporation shall, on the same date, give written notice (the “Secondary Offer Notice”) to the Selling Shareholder and each other Shareholder (other than the Selling Shareholder) (such other Shareholders being collectively referred to as the “Offerees”) setting forth therein the number of Offered Shares that remain available for purchase (the “Offered Shares”) and the other information described in Subsections 7.1(b) and (c). The Secondary Offer Notice shall be deemed to constitute an irrevocable offer by the Selling Shareholder to sell the Offered Shares for a price equal to the Share Offer Price (the “Secondary Offer”). The Secondary Offer so made to an Offeree may be accepted by that Offeree, as and to the extent provided below, by notice in writing (a “Secondary Acceptance Notice”) given to the Selling Shareholder and the Corporation during the 30 days next following the date of delivery of the Secondary Offer Notice. The last day of the said 30 days is hereafter referred to as the “Secondary Expiry Date”.

7.4          Each Offeree shall be offered the same percentage of the Offered Shares as the number of Shares then held by such Offeree represents as a percentage of the aggregate number of Shares then issued, outstanding and held by all of the Shareholders other than the Selling Shareholder (each such percentage being a particular Offeree’s “Entitlement”). An Offeree shall be entitled as of right to elect by his Secondary Acceptance Notice to purchase from the Selling Shareholder up to a number of the Offered Shares (the “Offered Shares”) offered by the Secondary Offer Notice which is equal to the product of multiplying the number of the Offered Shares by the Entitlement of that Offeree. If an Offeree wishes to purchase from the Selling Shareholder a number of the Offered Shares which is more than his said Entitlement of the Offered Shares, he shall so state in his Acceptance Notice and state the maximum number of the Offered Shares in excess of his Entitlement which he wishes to purchase. If any Offeree by his Secondary Acceptance Notice shall elect to purchase a number of Offered Shares which is less than his Entitlement of the Offered Shares, or does not timely provide a Secondary Acceptance Notice, the Selling Shareholder shall allocate the Offered Shares which in the result are available to be purchased (the “Available Shares”) among those of the Offerees (the “Excess Electors”) who in their Secondary Acceptance Notices stated that they wished to purchase a number of the Offered Shares which was more than their respective Entitlements of the Offered Shares. Subject to the following Section 7.5, such allocations of the Available Shares among the Excess Electors shall be in proportion to their respective Entitlements, but such allocations shall not be effected in manner such that an Excess Elector would be obliged to purchase more than the maximum number of the Offered Shares in excess of his Entitlement which was specified in his Secondary Acceptance Notice.

7.5          Within 15 days following the Secondary Expiry Date, the Selling Shareholder shall provide to each Offeree who timely provided a Secondary Acceptance Notice, a written notice specifying the number of the Offered Shares which are to be purchased by that Offeree. Such number shall be the number of Offered Shares which as of right that Offeree elected by his Secondary Acceptance Notice to purchase plus (if such Offeree is an Excess Elector) such number of the Available Shares as was allocated by the Selling Shareholder to that Offeree in accordance with Section 7.4, but if two or more of such notices would each otherwise specify a fraction of an Offered Share, no such fraction shall be specified in any such notice and the whole number of Offered Shares resulting from the addition of such fractions shall be allocated among such Offerees, and included in the number of Offered Shares specified in the relevant notice, in such manner as the Selling Shareholder considers to be equitable and as does not result in an Offeree being obliged to purchase a number of the Offered Shares greater than the total of (i) the number of Offered Shares which by his Secondary Acceptance Notice he elected to purchase as of right plus (ii) the maximum number of the Offered Shares in excess of his Entitlement that in his Secondary Acceptance Notice he stated that he wished to purchase. Such notices from the Selling Shareholder shall each specify the date, time (which shall be 11:00 a.m. Toronto time) and place (which shall be the principal executive offices of the Corporation’s counsel) where all such purchases and sales are to be completed, which date shall be a Business Day and shall not be less than 10 Business Days nor more than 20 Business Days next following the date of such notices. All such notices shall bear the same date, shall specify the same date for such completion, and shall be forwarded or delivered to the respective addressees thereof at substantially the same time. Upon providing such a notice to an Offeree, the Selling Shareholder shall be obliged to sell to that Offeree, and that Offeree shall be obliged to purchase from the Selling Shareholder, the number of Offered Shares specified in such notice.

7.6          A Selling Shareholder who has provided an Offer Notice pursuant to Sections 7.1 and 7.3 or 7.7 shall be entitled to sell to any single Person (the “Buyer”) with whom it deals at arm’s length all, but not less than all, of the Offered Shares which the Selling Shareholder is not obliged to sell to one or more Offerees in accordance with the above provisions of this Article 7 if:

(a)

such sale is effected pursuant to and in accordance with the terms of a written offer (the “Buyer’s Offer”) from the Buyer which is received by the Selling Shareholder within 120 days after the Expiry Date (or after the Secondary Expiry Date if a Secondary Offer was made) and which conforms to the requirements of the following clause (b);

(b)

the Buyer’s Offer does not offer any consideration for Shares other than cash and the price for which such Shares are sold is paid at completion in cash and is not less per Share than the Share Offer Price;

(c)

within five Business Days following the date as on which the Selling Shareholder accepts the Buyer’s Offer, the Selling Shareholder provides to the Corporation and each Offeree (if a Secondary Offer was made) a copy of the Buyer’s Offer together with a written notice advising the Offerees that he accepted the Buyer’s Offer and stating therein the date of such acceptance;

(d)

such sale is completed in one tranche on a date which is not less than ten Business Days nor more than 60 days next following the date on which the Buyer’s Offer is accepted by the Selling Shareholder;

(e)

no transaction is effected or is agreed to be effected between the Selling Shareholder and/or any Person which does not deal with him at arm’s length on the one hand and the Buyer and/or any Person which does not deal with the Buyer at arm’s length on the other hand, which has the effect, either directly or indirectly, of changing the said purchase price or reducing the amount of such cash or deferring payment of a portion thereof; and

(f)

the Buyer agrees with the other parties to this Agreement to be bound by its terms as if the Buyer had entered into this Agreement in the place and stead of that Shareholder, by means of executing an Assumption Agreement.

7.7	INTENTIONALLY DELETED
7.8	Mandatory Sale and Drag Along

(a)          Each Shareholder will consent to and raise no objections against (i) any Sale of the Corporation to Persons, or (ii) any Reorganization, provided that in each case, the transaction set forth in clause (i) or (ii) has been approved by the Special Majority. If such Sale of the Corporation or Reorganization is structured as a Transfer of Shares, each Shareholder shall Transfer the securities of the Corporation held by such Shareholder on terms and conditions approved by the Special Majority, so long as the terms and conditions applicable to the sale by each of the Shareholders of each class, series and type of securities are identical in all material respects to those being applied to Transfer by all other Shareholders of such class, series and type of securities.

(b)          Each Shareholder agrees to take any and all actions reasonably requested by the Corporation, and to execute any and all agreements and instruments, including, without limitation, stock powers conveying their securities, in connection with a Sale of the Corporation or Reorganization approved by the Special Majority and satisfying the condition specified in Section 7.8(a). Without limitation of the foregoing, each Shareholder hereby (i) waives any appraisal rights such Shareholder may have in connection with any Sale of the Corporation or Reorganization under applicable law that is approved by the Special Majority and satisfying the conditions specified in Section 7.8(a) and (ii) irrevocably appoints the Board and any Person designated by the Board for the purpose, as its agent and proxy to vote such Shareholder’s securities as the Board may deem necessary or appropriate in connection with a Sale of the Corporation or Reorganization satisfying the conditions set forth in Section 7.8(a) and approved by the Special Majority.

(c)          Each Shareholder will bear its pro rata share (based upon the number of Shares held on a Fully Diluted Basis among such Shareholders) of (x) the transaction costs and expenses associated with any Sale of the Corporation or Reorganization to the extent such costs are incurred for the benefit of all Shareholders and are not otherwise paid by the Corporation or the acquiring party and (y) any indemnities required of all of the Shareholders in connection with such Sale of the Corporation or Reorganization (other than indemnities on account of such Shareholder’s own Corporation Shares or such Shareholder’s authority to effect the transaction, for which such Shareholder shall be solely responsible). Costs and expenses incurred by Shareholders on a Shareholder’s own behalf will not be considered costs of the transaction hereunder.

ARTICLE 8

GENERAL PROVISIONS REGARDING PURCHASE AND SALE

8.1          Unless otherwise specifically provided for herein or as may be otherwise agreed by the Corporation and the parties to such transaction, in the event of any sale by a Shareholder (the “Selling Shareholder”) of all or any of his Shares pursuant to this Agreement to the Corporation or any other Shareholder:

(a)

such sale shall be on terms whereby the Selling Shareholder warrants that (i) it has good and marketable title to the Shares being sold free from any option or refusal right, voting trust, pledge, hypothecation, mortgage, lien, charge encumbrance, secured interest or other right or interest of any Person other than by or pursuant to this agreement, and (ii) it has full right, power and authority to complete, and is otherwise entitled to complete, the sale of the Shares;

(b)

if the Selling Shareholder is selling all of its Shares, the Selling Shareholder shall deliver a certified cheque or bank draft in payment of all amounts then owing by it to the Corporation and any Subsidiary, and a release by it in favour of the Corporation, any Subsidiary and the remaining parties hereto releasing them from any and all claims which it may have against them with respect to any matter or thing arising as a result of the Selling Shareholder being a Shareholder, director or officer of the Corporation, as the case may be (except for any claims which might arise out of the sale transaction), against receipt by it of payment of all amounts then owing by the Corporation or any Subsidiary to it;

(c)

certificates representing the Shares sold by the Selling Shareholder shall be delivered to the purchaser duly endorsed in blank for transfer, and the Selling Shareholder shall also deliver to the purchaser original executed copies of all such documents as may be required to effect the transfers) against receipt by him of payment in full of the purchase price;

(d)

if, at the time of closing of the sale transaction, the Selling Shareholder or any other Person for and on behalf of the Selling Shareholder, shall have any guarantees, securities or covenants lodged with any Person to secure any indebtedness, liability or obligation of the Corporation and/or the remaining parties which have been made with the consent of the Corporation and the remaining parties, then the Corporation and the remaining parties shall use their reasonable best efforts to deliver up or cause to be delivered up to the Selling Shareholder or cancel or cause to be cancelled all of such guarantees, securities and covenants at the time of closing;

(e)

if, at the time of closing of the sale transaction, the Selling Shareholder is indebted to the Corporation in an amount recorded on the books of the Corporation and verified by the accountants of the Corporation, the Selling Shareholder shall repay such amount to the Corporation at the time of closing and, if the Selling Shareholder fails to make such repayment, the purchaser in the sale transaction shall be entitled to pay the amount of such indebtedness to the Corporation from the purchase price (in the event the purchaser is the Corporation, the Corporation shall be entitled to set-off the amount owing by the Selling Shareholder and the purchase price payable to it) and the amount of the purchase price payable to the Selling Shareholder shall be reduced accordingly;

(f)

the Selling Shareholder shall either provide the purchaser with evidence reasonably satisfactory to the purchaser that the Selling Shareholder is not then a non-resident of Canada within the meaning of the Income Tax Act (Canada) or provide the purchaser with a certificate pursuant to subsection 116(2) of the Income Tax Act (Canada) with a certificate limit in an amount not less than the purchase price for the Shares sold; provided that if such evidence or certificate is not forthcoming, the purchaser shall be entitled to make the payment of tax required under section 116 of the Income Tax Act (Canada) and to deduct such payment from the purchase price for the Shares sold by the Selling Shareholder;

(g)	payment of the purchase price shall be made in full by way of certified cheque or bank draft;
(h)	all offers and acceptances by a Selling Shareholder or any other Shareholder shall be made in good faith; and
(i)

where a Shareholder makes any offer to purchase Shares or accepts any offer to sell Shares, such Shareholder shall promptly provide to the other Shareholders, if requested, reasonable evidence of its ability to make all necessary payments in connection therewith.

8.2	Deemed Power of Attorney

In the event that a Selling Shareholder shall fail to comply with the provisions of Article 8, and all conditions of that Article to be met by the purchaser shall have been met, the Selling Shareholder hereby irrevocably appoints the Chief Executive Officer of the Corporation (or failing him any other officer of the Corporation designated by it) as the Selling Shareholder’s attorney for the purposes of executing and delivering all documents necessary to effect compliance with the provisions of Article 7, complete all transfers and related transactions in connection therewith and effect the transfer of the Shares being sold on the books of the Corporation.

ARTICLE 9

CHANGE IN CONTROL OF SHAREHOLDER

9.1	Information Respecting a Company

For the purposes of this Article the term “Company” shall include any corporation, partnership, trust, syndicate or other entity any of the beneficial interests in which are transferable. Each Company which is then a Shareholder and has a Control Person shall deliver to the Secretary of the Corporation accurate information in reasonable detail relating to the beneficial holders of the Company’s shares within seven clear days of its receipt of a written demand therefor made by or on behalf of the Corporation.

9.2	Change in Control

Each Shareholder which is a company (other than Barnabus or its Affiliates) covenants that, so long as that Shareholder or a Permitted Transferee thereof is a shareholder of the Corporation, it shall not permit a disposition of any shares of such Shareholder or Permitted Transferee which will cause a change of Control of the Shareholder or Permitted Transferee without the prior written consent in writing of a Special Majority.

ARTICLE 10

GENERAL

10.1	Amendments to Agreement

This Agreement may be terminated and any of the provisions of this Agreement may be varied, amended, waived or deleted at any time or times in whole or in part and, except as expressly provided herein, any action taken in contravention of any provision of this Agreement may be assented to with the written consent of a Special Majority provided, however, in the event Barnabus is then the holder of over 50% of the issued and outstanding Shares, then Barnabus may amend any provision of or terminate this Agreement and further provided, however, that if any such amendment would materially and adversely change a specifically enumerated right or obligation hereunder of one or more Shareholders (the “Differently Treated Shareholders”) in a way that is materially different from the manner in which such specifically enumerated right or obligation is changed with respect to other Shareholders, such termination or amendment shall not be effective as to any Differently Treated Shareholders unless consented to by such Differently Treated Shareholder (if only one) or by a majority in interest of the Differently Treated Shareholders as measured by their holdings of Shares on a Fully Diluted Basis. The Corporation shall deliver copies of any such written consent to any Shareholder who did not execute such consent. No variation, amendment, deletion or waiver hereof shall be effective unless made or given as aforesaid.

10.2	Entire Agreement

This Agreement constitutes the entire agreement among the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, understandings, representations or warranties, negotiations and discussions, whether oral or written, among the parties hereto with respect thereto.

10.3	No Agency or Partnership

Nothing contained in this Agreement shall make or constitute any party the representative, agent, principal or partner of any other party and it is understood that no party has the capacity to make commitments of any kind whatsoever or incur obligations or liabilities binding upon any other party.

10.4	Notice

Any notice required or permitted to be given or made hereunder shall be given in writing and shall be effectively given or made if sent by prepaid registered mail or Personally delivered to any party hereto, except the Corporation, at its last address as set forth in the records of the Corporation, and to the Corporation at its head office, in each case to the attention of the Chief Executive Officer. If so mailed, any such notice shall be deemed to have been given or made on the third Business Day following that upon which the letter containing such notice was posted. If delivered Personally or by way of electronic facsimile, any such notice shall be deemed to have been given or made on the day of such delivery or transmission. Any party may change its address for service by giving notice of such change of address to the Corporation and the other parties hereto in the manner hereinbefore provided.

10.5	Assignability

Except in connection with the transfer of Shares made in accordance with the provisions hereof, neither this Agreement nor any rights or obligations hereunder are assignable by the parties hereto without the prior written consent of a Special Majority. This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their respective heirs, executors, administrators and successors and permitted transferee of Shares of the assignor.

10.6	Counterparts

This Agreement may be executed by any Person who is from time to time to become a party hereto by its signing a counterpart hereof, each of which counterparts so executed shall be deemed to be an original and such counterparts together shall constitute a single instrument bearing the date first written above.

10.7	Facsimile Execution

To evidence the fact that it has executed this Agreement, a party may send a copy of its executed counterpart to all other parties by facsimile transmission. That party shall be deemed to have executed this Agreement on the date it sent such facsimile transmission. In such event, such party shall forthwith deliver to the other party the counterpart of this Agreement executed by such party.

10.8	Further Assurances

The parties hereto agree that they will do all acts and things and execute such further and other papers and documents and pass all resolutions of the Shareholder and enact such by-laws as may be necessary and desirable to carry out the intent and purpose or and to give full effect to this Agreement and every part thereof.

10.9	Term

This Agreement shall come into force and effect as of the date set out on the first page of this Agreement. All rights and obligations of a Shareholder arising under this Agreement shall terminate and that Shareholder shall cease to be regarded as a party to this Agreement on the earliest of:

	(a)	the date on which that Person ceases by virtue of the operation of this Agreement to be the beneficial owner of any Shares (except to the extent otherwise specifically provided herein);

	(b)	the date on which this Agreement is terminated in accordance with the provisions hereof;

	(c)	completion of a Qualified Public Offering;

	(d)	a Sale of the Corporation; or

	(e)	dissolution of the Corporation.

10.10	Termination Not to Affect Rights or Obligations

Termination of this Agreement shall not affect or prejudice any rights or obligations which have accrued or arisen under this Agreement prior to the time of termination and those rights and obligations shall survive the termination of this Agreement.

10.11              Confidentiality

For so long as the Corporation carries on business, each of the Shareholders and the Corporation shall keep in strictest confidence, not disclose and not use, without the consent of the Corporation or such Shareholder to which the information relates, all non-public information pertaining to or concerning the Corporation and the Subsidiaries and the Shareholders including, without limitation, all financial information, all supplier and customer lists, all non-public intellectual property, including trade secrets, unfiled patents, trade-marks, technical expertise and know how, documentation including standard terms and agreement and all other information not generally known outside the Corporation and the Subsidiaries. However, no party hereto shall be obliged to keep in confidence or shall incur any liability for disclosure of information which:

(a)	was already in the public domain;
(b)

is required to be disclosed pursuant to applicable laws or pursuant to policies or regulations of any regulatory authority having jurisdiction over a party, provided that such party has first given written notice to the Corporation that it intends to disclose such information;

(c)	is required to be disclosed in any arbitration or legal proceeding provided that such party has first given written notice to the Corporation that it intends to disclose such information;
(d)	has been authorized by the Board to be disclosed by the Shareholder; or
(e)

is required to be disclosed pursuant to the terms and provisions of a purchase and sale agreement relating to the bona fide sale of Shares by such party, provided that such disclosure shall be subject to the prior approval of the Board, such approval not to be unreasonably or arbitrarily withheld or delayed, and subject to the execution of a confidentiality agreement on the part of the purchaser in favour of the Corporation in form and substance acceptable to the Corporation provided that the Corporation shall be obligated to make available a standard form agreement which shall be deemed to be acceptable to it.

10.12	Representations and Warranties

Each Shareholder hereby represents and warrants to each other Shareholder and that such Shareholder:

(a)	is neither a party to nor bound by any agreement regarding the ownership of its Shares, other than this Agreement;

(b)

is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of the execution and delivery by such Shareholder of this Agreement or the performance by such Shareholder of any of the terms hereof; and

(c)	own its Shares beneficially and as of record with good and marketable title thereto free and clear of all legal rights and encumbrances.
10.13	Independent Legal Advice

Each of the parties hereto acknowledge that they have been afforded the opportunity of receiving independent legal advice concerning this Agreement, and in the event that any party has executed this Agreement without the benefit of independent legal advice, he hereby waives the right to receive such independent legal advice.

10.14	Conflicts

Subject to any obligation of Barnabus to maintain the confidentiality of any confidential information of the Corporation pursuant to the terms hereof or at law and subject to any further obligations agreed to in writing by Barnabus with the Corporation, the Corporation hereby renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any and all business opportunities that are presented to Barnabus, its Affiliates or any member of the Board appointed pursuant to Subsection 2.2(a) (collectively the “Barnabus Parties”) at any time. Without limiting the foregoing renunciation, the Corporation (i) acknowledges that the Barnabus Parties are in the business of making investments in, and have or may have investments in, other businesses similar to and that may compete with the Corporation’s businesses (“Competing Businesses”), and (ii) agrees that the Barnabus Parties shall have the unfettered right to make investments in or have relationships with other Competing Businesses independent of their investments in the Corporation. By virtue of an Barnabus Party holding Shares or by having persons designated by or affiliated with such Barnabus Party serving on or observing at meetings of the Board or otherwise, no Barnabus Party shall have any obligation to the Corporation, any of its Subsidiaries or any other holder of Shares to refrain from competing with the Corporation and any of its Subsidiaries, making investments in or having relationships with Competing Businesses, or otherwise engaging in any commercial activity; and none of the Corporation, any of its Subsidiaries or any other holder of Corporation Shares shall have any right with respect to any investment or activities undertaken by such Barnabus Party. Without limitation of the foregoing, each Barnabus Party may engage in or possess any interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Corporation or any of its Subsidiaries, and none of the Corporation, any of its Subsidiaries or any other holder of Corporation Shares shall have any rights or expectancy by virtue of such Barnabus Parties’ relationship with the Corporation, or otherwise in and to such independent ventures or the income or profits derived therefrom; and the pursuit of any such ventures, even if such investment is in a Competing Business, shall not for any purpose be deemed wrongful or improper. No Barnabus Party shall be obligated to present any particular investment opportunity to the Corporation or its

Subsidiaries even if such opportunity is of a character that, if presented to the Corporation or such Subsidiary, could be taken by the Corporation or such Subsidiary, and each Barnabus Party shall continue to have the right for its own respective account or to recommend to others any such particular investment opportunity. The provisions of this Section 10.14 shall in no way limit or eliminate any Barnabus Party’s duties, responsibilities and obligations with respect to the protection of any proprietary information of the Corporation and any of its Subsidiaries under Section 10.11.

10.15	Arbitration

If at any time during the continuance of this Agreement or after the termination thereof, any dispute, difference or question shall arise between the parties hereto or their heirs, executors, administrators, successors or permitted assigns concerning:

(a)	the construction, interpretation or effect of this Agreement or any agreement or covenant entered into pursuant to this Agreement;
(b)	the termination of this Agreement or any agreement or covenant entered into pursuant to this Agreement; or
(c)	the rights or obligations of any of the parties hereto or their heirs, executors, administrators, successors or permitted assigns;

then every such dispute, difference or question shall be submitted to and settled by arbitration. If any party wishes to have any matter arbitrated in accordance with the provisions of this Agreement, it shall give written notice to the other party specifying particulars of the matters in dispute. The arbitration shall be conducted by a single arbitrator agreed upon by the parties to dispute. If, within five (5) Business Days after notice of the matter has been given by one party to the other, the parties cannot agree upon a single arbitrator, then the arbitration shall be conducted by a single arbitrator appointed by a judge of the Ontario Superior Court of Justice in accordance with the terms of the Arbitration Act (Ontario) as amended from time to time. Meetings and hearings of the arbitration shall take place in the City of Toronto, Ontario and a party to the arbitration may be represented at any meetings or hearings by legal counsel. The decision of the arbitrator shall be final and binding upon the parties and shall not be subject to any appeal or review procedure provided that the arbitrator has proceeded in accordance with the rules of natural justice. The arbitrator may make any order it sees fit as to the costs of the arbitration and the party to bear such costs. The rules and procedures of the Arbitration Act (Ontario), as amended from time to time, shall apply to any arbitration conducted hereunder, except to the extent that they are modified by the express provisions of the rules set out herein.

IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement as of the date first above written.

Solar Roofing Systems Inc.
Per:
Title:

I have authority to bind the Corporation

Jim Chaney
William Chislett
Paul Cowley
Norman Dodd
Howard Gomes
Lois Holmes
Krino Kafato
Robert Kafato
Keith Knights
Heshmat Laaly
Raymond Laaly
Stanley Levy
Donald Rogers
Jahangir Noorvash

Sean Noorvash
Bahram Raeen
Craig Suarez
Phil Kaszuba
Craig Brown
Allan Kling
1594505 Ontario Inc.

Per:
Authorized Signatory

Barnabus Energy, Inc.

Per:
Authorized Signatory

Margreg Ltd.

Per:
Authorized Signatory

SCHEDULE "A"

HOLDINGS OF SECURITIES

Name of Shareholder	Number of Common Shares
Jim Chaney	400,000
William Chislett	671,429
Paul Cowley	350,000
Norman Dodd	2,635,714
Howard Gomes	268,619
Lois Holmes	97,190
Krino Kafato	87,667
Robert Kafato	2,635,714
Keith Knights	104,016
Heshmat Laaly	1,109,524
Raymond Laaly	155,333
Stanley Levy	200,000
Donald Rogers	648,571
1594505 Ontario Inc.	66,667
Barnabus Energy, Inc.	897,312
Jahangir Noorvash	176,014
Sean Noorvash	176,014
Bahram Raeen	202,414
Craig Suarez	171,429
Phil Kaszuba	142,857
Craig Brown	7,143
Allan Kling	7,143
Margreg Ltd.	215,000